UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): June 30, 2004

SUN CITY INDUSTRIES, INC.
(Exact name of small business issuer as specified in its charter)

Delaware	01-06914	59-0950777
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

110 Sarasota Quay, Sarasota, Florida 34236
(Address of principal executive offices) (Zip Code)

941-365-2521
(Registrant’s telephone number, including area code)

1220 Glenmore Drive, Apopka, Florida 32712
(Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant

        On June 30, 2004, Coast to Coast Equity Group, Inc., a Florida corporation, purchased 1,000,000 shares of the common stock of Sun City Industries, Inc., in a private stock purchase agreement from Michael Manion for and in consideration of $375,000, which funds were loaned to Coast to Coast by George Frudakis. At the closing of the purchase agreement, there were 1,056,802 shares of common stock issued and outstanding therefore Coast to Coast Equity Group owns approximately 94.6% of the voting securities of the registrant. Charles Scimeca is the sole director, officer and shareholder of Coast to Coast Equity Group, Inc.

Item 6. Resignation of Registrant’s Directors.

    Michael Manion has resigned as President effective noon on June 28, 2004. He also has tendered his resignation as sole Director, effective noon on June 28, 2004.

    Dr. Tony Frudakis has been appointed as President and a Director of the registrant effective June 30, 2004. Since 1999 to 2003, Dr. Frudakis has been CEO, President, Chief Scientific Officer and Chairman of the Board of DNAPrint geonomics. Presently, he is Chief Scientific Officer of DNAPrint located in Sarasota, Florida. Dr. Frudakis will devote such time as is necessary to the registrant’s operations.

Item 7. Financial Statements and Exhibits

(c)     Exhibits.

    14.        Code of Ethics
    17.        Letter on Director resignation, dated June 28, 2004

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. Sun City Industries, Inc.

By: /s/ Tony Frudakis Tony Frudakis, President

Dated: July 1, 2004